UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2026, Six Flags Entertainment Corporation (the “Company”) entered into that certain Equity Purchase Agreement (the “Purchase Agreement”) with EPR Properties, a Maryland real estate investment trust (“Buyer”), and EP OPCO WOFR, LLC, a Delaware limited liability company (the “Operator”).

Pursuant to the terms of the Purchase Agreement, and subject to the terms and conditions set forth therein, the Company has agreed to sell to Buyer and the Operator the assets and certain liabilities associated with the following parks (each, a “Park”, collectively, the “Parks”, and the transactions contemplated by the Purchase Agreement, the “Transaction”):

-	Worlds of Fun (Kansas City, Missouri);

-	Michigan’s Adventure (Muskegon, Michigan);

-	Valleyfair (Shakopee, Minnesota);

-	Six Flags Great Escape (Queensbury, New York);

-	Schlitterbahn Waterpark Galveston (Galveston, Texas); and

-	Six Flags St. Louis (Eureka, Missouri).

The aggregate purchase price for the Transaction is $318,885,000.00 in cash, subject to certain adjustments as provided in the Purchase Agreement. The Transaction is structured as a sale of 100% of the outstanding equity interests of those subsidiaries of the Company that hold the assets and liabilities that Buyer and the Operator have agreed to purchase. The Purchase Agreement contains customary representations and warranties, as well as customary covenants regarding the operation of the business between signing and closing. The Transaction is also subject to certain closing conditions, including receipt of certain third-party consents.

The Purchase Agreement contains a three year non-competition covenant in favor of Buyer and the Operator and a customary mutual two year non-solicitation provision. The Company, Buyer and the Operator have each agreed to provide customary indemnification for breaches of representations, warranties and covenants, as well as indemnification by the Company for pre-closing matters and by the Operator for post-closing matters. Ten percent of the purchase price will be placed into escrow at closing to secure the Company’s indemnification claims.

The Company, Buyer, and the Operator also will, at closing, enter into a transition services agreement pursuant to which the Company will provide certain transition services to the Operator following closing at each Park for up to thirty (30) days following the last day of the 2026 operating season for each Park, which shall not extend beyond December 31, 2026.

The above description of the Purchase Agreement and the accompanying transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On March 5, 2026, the Company issued a press release announcing the entry into the Purchase Agreement and that certain of its other subsidiaries entered into a purchase agreement to sell the assets and certain liabilities of Six Flags La Ronde (Montreal, Quebec). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

Exhibit (99.1)	Press Release dated March 5, 2026

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2026	SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Chief Financial Officer